Exhibit 99.3

Direct Number: (312) 269-4368
eleibenstein@jonesday.com

JP015026:ehd 629000-605003	December 17, 2012

VIA E-MAIL

Bradford Phelps

Chief Deputy Attorney General

State of Arkansas, Office of Attorney General

323 Center Street, Suite 200

Little Rock, AR 72201

bradford.phelps@arkansas.gov

David D. Cookson

Chief Deputy Attorney General

State of Nebraska, Office of Attorney General

2115 State Capitol

Lincoln, NE 68509

david.cookson@nebraska.gov

Re:	Term Sheet for Settlement of the NPM Adjustment Disputes

Dear Counsel:

I am authorized by the Original Participating Manufacturers to agree: (1) pursuant to Section IV.E of the Term Sheet, that the PMs that have joined the November 14, 2012 Term Sheet to date constitute a critical mass of PMs and that the Settling States that have signed that Term Sheet to date, with an aggregate Allocable Share of approximately 42%, constitute a critical mass of Settling States; and (2) for purposes of Section I.A.2 of the Term Sheet and Appendix A, Paragraph 2(A) of the Term Sheet, joinder by those signatory Settling States with that aggregate Allocable Share qualifies as joinder by Settling States with an aggregate Allocable Share of 50% and gives rise to a Settlement Value Percentage of 46%.

Sincerely,

/s/ Elli
Elli Leibenstein